Exhibit 99.1

NEWS RELEASE

OTC Disclosure & News Service

Chess Supersite Corporation (CHZP) has completed filing of its Application for International Patents, including USA.

September 1st, 2016.

OTC Disclosure & News Service

Toronto, Ontario, September 1st, 2016 (GLOBE NEWSWIRE) -- http://www.globenewswire.com

Chess Supersite Corporation.
Info@chesssupersitecorp.com.

Chess Supersite Corporation:
For the first time ever the "Chess and Technology Seminar" was publicly held in Tampa, Florida.

Chess Supersite Corporation is an owner and operator of the www.chesssupersite.com - a comprehensive chess portal featuring state-of-the-art playing zone, broadcasts of the major tournaments, intuitive mega database, chess skilled contests and much more.

FOR IMMEDIATE RELEASE

The Chess Supersite Corporation announces that for the first time its "Chess and Technology Seminar" was publicly held in Tampa, Florida.

This revenue generating event has utilized the patent pending technology which enables holding live and online contests of its "Choose Your Moves and Win".

At the present time the Company is preparing to hold "Chess and Technology Seminars" regularly throughout USA and Canada. At the same time, the Company is preparing to introduce paid Club Memberships. The participants in the Company’s seminars will become Club Members. The details on the Club Memberships will be announced soon.

Chess Supersite Corporation has conducted its first ever “Chess and Technology Seminar” utilizing its revolutionary patent pending technology.

During the Seminar, students had to bring their own laptops or iPads. Internet connection was provided. At first they’ve learned how to use the site, including contests, then played on line games later analyzed by a Seminar’s leader, they were greeted on line by well-known Grandmasters such as finalist of the recant US Championship Alex Lenderman, 4- time US Lady’s Champion Anna Zatonskih and others, including Peter Heine Nielsen, a coach of the World Champion Magnus Carlsen. And, finally they’ve participated in the Company’s “Choose Your Move and Win” contests. This is a unique experience which the Company is planning to multiply in the near future. A video of this particular Seminar will soon be posted on the Company’s site which will include student testimonials of their experience of the seminar.

About Chess Supersite Corp.

Chess Supersite Corp., is a publicly traded company, trading symbol: CHZP on the OTC Market Group, whose primary business is the development and operation of the chess portal www.chesssupersite.com - a comprehensive chess portal featuring state-of-the-art playing zone, broadcasts of the major tournaments, intuitive mega database, chess skilled contests and much more. Additional information can be accessed on the company's website www.chesssupersitecorp.com

Forward-Looking Statements Disclaimer: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "ongoing," "plan," "potential," "predict," "project," "should," "will," "would," or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

Contact:
Chess Supersite Corporation.
www.chesssupersitecorp.com
1131A Leslie Street, Suite 101
Toronto, Ontario, M3C 3L8, Canada
Ph: 416-441-4631.